EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                      SLC STUDENT LOAN RECEIVABLES I, INC.


                                    ARTICLE I

The name of the Corporation is SLC Student Loan Receivables I, Inc. (the "Corporation").


                                   ARTICLE II

            A. The purposes for which the Corporation is organized are limited solely to: (a) purchasing or otherwise acquiring from time to time student loans originated or acquired by The Student Loan Corporation, a Delaware corporation ("SLC") (the "Student Loans"), transferring such Student Loans to one or more trusts established by the Corporation to issue securities backed by such Student Loans and filings one or more registration statements with the Securities and Exchange Commission with respect to the public issuance of such securities, (b) acquiring equity interests in the trusts to which the Corporation transfers Student Loans and (c) transacting any and all lawful business for which a corporation may be organized under the laws of the State of Delaware that is incident, reasonable and appropriate to accomplish the foregoing.

            B. Notwithstanding any other provision in these Articles of Organization (these "Articles") and any provision of law that otherwise so empowers the Corporation:

            1. The Corporation shall not do any of the following, without the affirmative vote of 100% of the members of its Board of Directors, which Board of Directors is required to consider the interests of creditors of the Corporation when conducting such vote:

                  (a) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally;

                  (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Corporation or a substantial portion of its property;

                  (c) make any assignment for the benefit of the creditors of the Corporation; and

                  (d) take any action in furtherance of the foregoing subparagraphs (a) through (c);




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            2.    The Corporation shall not do any of the following:

                  (a) dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of the Corporation;

                  (b) engage in any business activity unrelated to the acquisition, transfer and securitization of the Student Loans;

                  (c) own any assets other than those related to, or derived from, the Student Loans;

                  (d) engage in transactions with affiliates except on a commercially reasonable basis;

                  (e) take any action that is reasonably likely to cause the Corporation to become insolvent; or

                  (f) incur any indebtedness other than ordinary operating expenses incurred in the ordinary course of the Corporation's business.

            C. The Corporation's Board of Directors shall at all times on or after the date of its first acquisition of the Student Loans have at least two members each of whom is an "Independent Director." Independent Director shall mean, when used with respect to any Person (as hereinafter defined and including, without limitation, any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person) who:

            (i)   is in fact independent; and

            (ii) is not at the time of initial appointment and has not been at any time during the preceding five (5) years and will not be while serving:

                  (a) a stockholder, officer, director (other than as the Independent Director), employee or partner, attorney or counsel of the Corporation, SLC or any affiliate of either of them,

                  (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities (other than in payment for its role as Independent Director or costs related thereto) with the Corporation, SLC or any affiliate of either of them,

                  (c) a person or other entity controlling or under common control with any such stockholder, partner, creditor, customer, supplier or other person (as used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise), or


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                  (d)   a member of the immediate family of any such
                        stockholder, officer, employee, partner, creditor, customer, supplier or other person.

            For the purposes of the definition of Independent Director, "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of the foregoing. In the event of the death, incapacity, resignation or removal of an Independent Director, the Corporation's Board of Directors shall promptly appoint a replacement Independent Director.

            D. Notwithstanding any other provision in these Articles and any provision of law that otherwise so empowers the Corporation, the Corporation shall at all times:

                  (a) maintain books and records separate from any other person or entity;

                  (b) maintain its bank accounts separate from any other person or entity;

                  (c) hold all of its assets in its own name and not commingle its assets with those of any other person or entity;

                  (d)   conduct its own business in its own name;

                  (e) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and shall not have its assets listed on the financial statement of any other entity;

                  (f) pay its own liabilities and expenses only out of its own funds;

                  (g) observe all corporate and other organizational formalities;

                  (h) maintain an arm's length relationship with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis;

                  (i) pay the salaries of its own employees, if any, from its own funds;

                  (j) maintain a sufficient number of employees, if any, in light of its contemplated business operations;

                  (k) not guarantee or become obligated for the debts of any other entity or person;

                  (l) not hold out its credit as being available to satisfy the obligations of any other person or entity;



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                  (m)   not acquire the obligations or securities of its
                        affiliates, shareholders or partners;

                  (n) not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (other than cash, investment-grade securities and Student Loans);

                  (o) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

                  (p) use stationery, invoices and checks bearing its own name;

                  (q) not pledge its assets for the benefit of any other person or entity;

                  (r)   hold itself out as a separate entity;

                  (s) promptly correct any known misunderstanding regarding its separate identity;

                  (t) not identify itself as a division of any other person or entity;

                  (u) maintain adequate capital in light of its contemplated business operations; and

                  (v)   not form, hold or acquire any subsidiaries.


                                   ARTICLE III

            The total number of shares of stock which the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $.01 per share, with an authorized capital of ten dollars ($10.00).

            The initial registered office shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the initial registered agent shall be The Corporation Trust Company, who is a resident of New Castle County, Delaware, and whose business address is the same as the address of the initial registered office.


                                   ARTICLE IV

            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No repeal or modification of this Article shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.




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                                    ARTICLE V

            The number of Directors constituting the Board of Directors shall be established by the Corporation's Bylaws, or in the absence of a bylaw establishing the number of Directors, the number of Directors shall be three until such time as the Corporation is required to have Independent Directors pursuant to Article II paragraph C. hereof, and thereafter five, including at least two Independent Directors.

IN  WITNESS   WHEREOF,   the  undersigned  has  signed  this   Certificate  of
Incorporation on December 20, 2001




                                          By: /s/ Anthony DeRose
                                              --------------------------------
                                          Name:  Anthony DeRose
                                          Title: Sole Incorporator
                                                 100 Maiden Lane
                                                 New York, New York 10038


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